EXHIBIT 10.30

                        RETAIL LEASE

  THIS RETAIL LEASE (the "Lease") is made this 1st day of July,
  1998 by and between PINNACLE CITADEL LLC., an Arizona limited liability company ("Landlord"), and GIANT INDUSTRIES ARIZONA, INC., an Arizona limited liability company ("Tenant").

  Landlord hereby leases to Tenant and Tenant leases from Landlord for the term and upon the conditions and agreements set forth in this Lease a portion of the real property described on Exhibit A attached hereto known as the Inn at the Citadel, consisting of approximately 8,176 square feet of space consisting of eleven suites on the second floor and an office/lobby suite on the first floor together with any or all additional space used in connection with Tenant's business (the "Premises") in The Citadel (the "Center") along with two (2) covered parking spaces numbered 9 and 10 each located in the area cross-hatched on Exhibit B. The address of the premises is 8700 East Pinnacle Peak Road, Scottsdale, Arizona 85255.

             1. Term and Possession

  (a) The term (the Term ) of this Lease shall commence on the earlier of (i) the date possession is tendered by written notice to Tenant or (ii) the date on which the Tenant shall first use or occupy any part of the premises or (iii) the date a temporary certificate of occupancy for the Premises is issued by the City of Scottsdale (the "Commencement Date") and shall expire on June 30, 2003. The Tenant's obligation to pay Rent (defined in Articles 2(d) below) shall begin on the Commencement Date (the Rent Start Date"). The anticipated Commencement Date is July 1, 1998. Upon request of either party after the term has commenced, Landlord and Tenant shall jointly execute a memorandum confirming the Commencement Date.

  (b) Upon the expiration or earlier termination of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's property as provided in Article 10.

  (c) Tenant shall have no right to hold over after the expiration of this Lease without Landlord's prior written consent. If, with Landlord's prior written consent, Tenant holds over after the expiration of this Lease, Tenant shall become a tenant from month to month only, upon all of the terms of this Lease except that
  Article 1(a) shall not apply and the amount of the Minimum Annual Rent (defined at Article 2(a) below) shall be increased to an amount equal to 125% of the Minimum Annual Rent in effect immediately prior to the expiration.

       (d) Provided Tenant has not been and/or Landlord has not deemed Tenant in default under this Lease, Tenant shall have the option, exercisable by written notice given to the Landlord at least 180 days prior to the expiration of the then current Term, to extend this Lease by one (1) successive period of five (5) years. All the terms and conditions of this Lease, including, without limitation,
  Article 2(b), shall remain in full force and effect during the extended Term. As used herein, the word Term shall hereafter mean the Term as it may have been extended pursuant to this Article 1(d).

                     2. Rent

  (a) Minimum Rent. Tenant shall pay to Landlord during the Term at the office of Landlord, 23733 North Scottsdale Road, Scottsdale, AZ 85255, or at such other place as Landlord may designate, without notice, demand, deduction or set-off, Minimum Annual Rent in the amount of $163,520.00 per annum, subject to adjustment as provided in Article 2(b), in equal monthly installments in advance on the first day of each calendar month with applicable transaction privilege or other similar sales tax. In addition, Tenant shall pay the amount of $40.00 per month for each of the two
  (2) reserved covered parking spaces. In the event the Rent Start Date does not occur on the first day of a calendar month, Tenant shall pay Rent on the Rent Start Date for the fractional month on a pro rata 30-day month basis.

  (b) Adjustments. The Minimum Annual Rent shall be adjusted upwards as of each one (1) year anniversary of the Commencement Date (the Adjustment Date ) as follows:

  (i)  Landlord shall ascertain the Consumer Price
  Index for All Urban Consumers - U.S. Cities Average - All Items (the "CPI") published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100) for the third full calendar month prior to the Commencement Date for the first year adjustment and the third full calendar month prior to the previous Adjustment Date for all following adjustments (the "Base Index") and for the third full calendar month prior to the Adjustment Date (the "Comparison Index").

  (ii) The Minimum Annual Rent commencing as of each
  Adjustment Date shall be equal to the Minimum Annual Rent in effect immediately preceding each Adjustment Date (the "Effective Minimum Annual Rent") times a fraction, the numerator of which is the Comparison Index associated with that Adjustment Date and the denominator of which is the Base Index, as illustrated in the following formula for the first (1st) Adjustment Date:

    Adjusted Minimum  =  Effective Minimum  x    Comparison Index
       Annual Rent          Annual Rent             Base Index

  (iii) Notwithstanding the foregoing, in no event shall the Minimum Annual Rent be adjusted downwards. When the Minimum Annual Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Minimum Annual Rent and the manner in which it was computed. The Minimum Annual Rent as so adjusted from time to time shall be the "Minimum Annual Rent" for all purposes under this Lease.

  (iv) If at any time the CPI is no longer published or its manner of calculation is materially changed, Landlord may substitute a substitute index, reconciled to the month three (3) months prior to the Commencement Date, as reasonably reflects changes in the purchasing power of the dollar.


  (c) Nature of Payments. All sums required to be paid by Tenant under this Lease, whether or not so designated, including, without limitation, Minimum Annual Rent and Tenant s Pro Rata Share of Operating Costs are Rent and shall be paid without notice, demand, deduction, or set-off.

  (d) Late Charges and Interest. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at three percent in excess of the prime rate as established from time to time by the Bank of America Arizona (or, if such bank ceases to exist, such other comparable financial institution as reasonably determined by Landlord) from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition, if any Rent or other payment is not paid within five days of its due date, then Tenant shall also pay to Landlord a late charge equal to ten percent of the amount of such payment.

          3. Use

  (a) Tenant shall continuously and uninterruptedly operate, use and occupy the Premises as office suites or as an inn along with a 1st floor office/lobby for the inn and for no other purpose whatsoever and shall be open for business those hours that conform with the hours of opening which are customary for businesses of like character in the City of Scottsdale.

  (b) Tenant, its agents, employees and/or contractors shall, at Tenant s sole cost and expense, comply with the following:

  (i)  Tenant shall not use or permit upon the
  Premises anything that would invalidate any policies of insurance now or hereafter carried on the Premises or that will increase the rate of insurance on the Premises or the Center;

  (ii) Tenant shall pay all additional insurance premiums which may be caused by the use which Tenant shall make of the Premises;

  (iii) Tenant shall not in any manner deface or injure the Premises or overload any floor of the Premises;

  (iv) Tenant shall not conduct or permit any auction sale to be held on or about the Premises, whether such auction be voluntary or involuntary, or any sidewalk sale without the prior written consent of Landlord;

  (v)  Tenant shall not do anything or permit
  anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other lessee in the Center or tending to injure the reputation of the Center, including, without limitation, the playing of music audible outside the Premises and the affixing or maintaining upon the glass panes or supports of the show windows or on or within 24" of any window, doors or exterior walls of the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other like item(s) without having first received the written approval of Landlord as to the size, type, color, location, copy, nature and display qualities of any such item. All signs shall comply with City of Scottsdale sign ordinances and The Citadel sign criteria.

  (vi)  Tenant shall not display merchandise,
  advertise or solicit business on the sidewalks and other Common Areas (defined at Article 6(a) below) or place any handbills, bumper stickers or other advertising devices on any vehicle parked in the Common Areas of any other parking area of the Center;

  (vii)      Tenant shall not use the Premises
  designated as the office/lobby for lodging or sleeping purposes;

  (viii)     Tenant shall not commit or suffer to be
  committed any waste upon the Premises;

  (ix) Tenant shall not violate any recorded restriction or covenant affecting the Center, nor use the Premises for any purpose which would be in violation of any exclusive rights or use granted to other tenants in the Center. Landlord shall not grant exclusive rights which would prohibit Tenant from exclusively using the Premises for the purposes stated in Article 4(a) above except for incidental uses ancillary to the main use of the other user.

  (x) Tenant shall, at its sole cost and expense, maintain the elevator located in the Center that services the Inn at the Citadel in first class condition.

  (c) Tenant shall provide and maintain sanitary receptacles within the Premises in which to place any refuse or trash. Tenant shall cause such refuse or trash to be removed from the Premises to receptacles designated by Landlord as often as required to maintain a sanitary condition, but in no event less often than daily. No grease or rubbish or hazardous waste shall be disposed of through any plumbing system. Tenant shall sweep as needed and keep free of refuse all sidewalks immediately adjacent to the Premises if so directed by Landlord. Tenant shall not allow the Premises to be infested with insects or vermin.

  (d) Tenant shall use its best efforts to complete all deliveries, loading, unloading and services to the Premises before 10:00 a.m. each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries to and servicing of the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord.

  (e) Tenant shall, at Tenant's sole cost and expense, comply with all present and future federal, state and local laws, ordinances, orders, rules and regulations (collectively, "Laws"), and shall procure all permits, certificates, licenses and other authorizations required by applicable Law relating to Tenant's business or Tenant's use or occupancy of the Premises or Tenant's activities on the Premises. Tenant shall make all reports and filings required by applicable Laws.

  (f)  Tenant's Warranty as to Hazardous or Toxic Materials.
  Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except such incidental quantities of commonly used office supplies (such as copier fluid and typewriter correction fluids) and ordinary cleaning solvents, provided that all of the foregoing are only in such quantities as are normal for the permitted use of the Premises, are used in the manner for which they are designed and are at all times used, kept, and stored and disposed of in a manner that strictly complies with all laws regulating any such Hazardous Substances. Any Hazardous Substances placed in or on the Premises by Tenant, its agents, employees, contractors or invitee shall remain the property of Tenant, notwithstanding anything in the Lease to the contrary.
  Tenant shall not install any underground storage tank on the Premises, as such term is defined in 42 U.S.C. Section 66991 and the regulations promulgated thereto, as amended from time to time and including all pipes and conduiting relating thereto. If Tenant breaches the covenants and obligations set forth herein, or if the presence of Hazardous Substances on, in or about the Premises caused by Tenant, its agents, employees, contractors or invitees, results in contamination of the Premises, then Tenant shall indemnify, defend and hold Landlord, its officers, employees, partners, agents and representatives, free and harmless from and against any and all claims, judgments, penalties, fines, costs, liabilities and damages, (including, without limitation, sums paid in settlement of claims, attorneys' fees and expenses (through all levels of proceedings), consultants or experts fees) and all costs incurred in enforcing this indemnity which arise during or after the Term as a result of the presence of such Hazardous Substances or any contamination, damage or injury therefrom. This indemnification by Tenant includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Substances caused by Tenant, its agents, employees, or contractors in, on or about the Premises. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Substances, provided that Landlord's approval of such actions is first obtained. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Substances. Tenant acknowledges that Landlord, at Landlord's election, shall have the right to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Substances condition which Tenant is obligated hereunder to remediate. The provisions of this Article 4(f) shall survive the expiration or sooner termination of the Term or of Tenant's right to possession, whether by lapse of time or otherwise. The term "Hazardous Substance" includes, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste" or "hazardous substance" or considered a waste, condition of pollution or nuisance under any Environmental Law (as defined below); (ii) petroleum or a petroleum product or fraction thereof; (iii) asbestos; and/or (iv) substances known to cause cancer and/or reproductive toxicity. The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, order, consent, decree, judgment or common-law doctrine, interpretation thereof, and provisions and conditions of permits, licenses, plans, approvals and other operating authorizations whether currently in force or hereafter enacted relating to health, industrial hygiene or the environmental conditions on, under or about the Premises or the Center, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; (iii) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1317 et seq., as such laws are amended and the regulations and administrative codes applicable thereto. It is the intent of the parties hereto to construe the terms "Hazardous Substance" and "Environmental Law" in their broadest sense.

  (g) Tenant shall keep its sign, exterior lighting and display windows lit during those hours that Landlord in its sole discretion may reasonably require.

  (h) Tenant shall not use the Premises for any purpose other than as set forth in Article 4(a) and shall notify Landlord in writing of, and obtain Landlord s prior written consent to, any intended change in the nature of its activities or business conducted on the Premises and permitted by Article 4(a).

         4. Taxes

  (a) Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon Tenant's fixtures, furnishings, equipment and other personal property (the Personalty ) located in or upon the Premises. Tenant shall cause the Personalty to be assessed and billed separately from the real property of which the Premises form a part. In the event any or all of Tenant's Personalty shall be assessed and taxed with the real property of which the Premises or the Center are a part, Tenant shall pay to Landlord Tenant's share of such taxes within ten days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's Personalty.

  (b) Tenant shall, simultaneously with the payment of any sums required to be paid under this Lease as Rent, additional rent or otherwise, pay or reimburse Landlord for any sales, use, rental, transaction privilege or other excise tax imposed or levied on, or measured by, the amount paid.

  (c) Concurrently with each payment of Minimum Annual Rent hereunder, Tenant shall deliver to Landlord a copy of the Preliminary Sales Tax Report filed (or required to be filed) by Tenant with the Arizona Department of Revenue for the immediately preceding calendar month, with respect to the business conducted in the Premises.

  5. Common Areas

  (a) All parking areas, access roads, driveways, pedestrian sidewalks and ramps, landscaped areas, drainage facilities, exterior lighting, signs, courtyards and other areas and improvements provided by Landlord for the general use in common of tenants, their officers, agents, employees, customers and other invites (collectively, the "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to modify, enlarge or eliminate the same and to establish, modify and enforce reasonable rules and regulations with respect thereto. Tenant's right to use the Premises includes the non-exclusive right to use the areas designated from time to time by Landlord as the Common Areas.

  (b) Landlord shall at all times have the right to designate a particular parking area to be used by employees of Tenant and other occupants of the Center and any such designation may be changed by Landlord from time to time. Tenant and its employees shall park their cars only in those portions of the Common Areas, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord from time to time with an accurate current list of its and all its employees' automobile license plate numbers within 15 days after taking possession of the Premises and thereafter within 15 days after any change in the accuracy of the list. If Tenant or its employees fail to park their cars in designated parking areas, Landlord may charge Tenant $25.00 per day per car for each such violation and shall have the right to have any such car towed away.


  6. Operating Costs, Real Property Taxes
  and Utilities

  (a)  Tenant shall pay as of the Rent Start Date to Landlord
  Tenant's pro rata share of all of the Center's operating costs consisting of the total cost and expense incurred in managing, operating, maintaining replacing and repairing the Center and its Common Areas including, without limitation, real property taxes and general and special assessments, wages, salaries and employee benefits of persons performing services in connection with the Center, utilities, parking lot sweeping, sealing, patching, re-striping and resurfacing; repairs, maintenance, and renewal of equipment and improvements, including roofs, public liability and property damage insurance, fire and extended coverage insurance, plate glass insurance and rent interruption insurance, supplies, materials, tools, parts, and equipment, equipment rental charges; bookkeeping, accounting, legal and other professional charges and expenses, fees for permits and licenses, administrative expenses, taxes, service and maintenance contracts, signage, advertising, marketing and landscaping, cleaning, window washing, lighting, painting, fire protection and fire hydrant charges, steam, water and sewer charges, gas electricity and telephone utility charges, supplying music to the Common Areas, depreciation of the cost of equipment used in operating and maintaining the Common Areas, or rent paid for leasing such equipment, Landlord s office rent or the fair market rental value of office space in the Center used by Landlord to manage, operate and maintain the Common Areas, security, etc., (collectively, the Operating Costs ). Tenant's Pro Rata Share of the Operating Costs shall be the proportion that the area of the Premises bears to the total rentable area of all rentable space in the Center owned by the Landlord.

  (b) On the first day of each month (or such other regular cycle as Landlord may determine)Tenant shall pay a monthly advance charge on account of Tenant's Pro Rata Share of the Operating Costs.
   The amount of the monthly charge shall be established by Landlord and may be adjusted from time to time by Landlord to reflect the actual cost. Within 120 days after the end of each fiscal year as established for the Center by Landlord, Landlord shall provide to Tenant a reasonably detailed summary of the actual Operating Costs showing Tenant's actual share and the amount by which Tenant has overpaid or underpaid. Any overpayment shall be credited to Tenant's account. Any deficiency shall be payable within ten days after receipt of the statement. In the alternative, Landlord may, at its option during all or part of the Term, bill Tenant for its pro rata share of Operating Costs in arrears based on actual costs as they are incurred, in which case Tenant shall pay the invoice within ten days after receipt. However, Landlord s failure to provide such reasonably detailed summary of the actual Operating Costs showing Tenant's actual share and the amount by which Tenant has overpaid or underpaid by the date provided above shall in no way excuse Tenant from its obligation to pay its pro rata share of Operating Costs or constitute a waiver of Landlord s right to bill and collect such pro rata share of Operating Costs from Tenant in accordance with this Article 7(b).

  (c) The operating costs for the fiscal year in which this Lease commences or terminates shall be apportioned so that Tenant shall not be responsible for costs that relate to periods prior to or subsequent to the term of this Lease except any period of holding over.

  (d) Tenant shall be solely responsible for payment for and pay before delinquency all utilities provided to the Premises as of the Commencement Date, which shall be separately metered at Tenant's expense. Tenant s failure to timely pay its utility bills shall be deemed a material breach of this Lease and an event of default. Notwithstanding any other provision of this Lease, upon delivery of a written notice by Landlord to Tenant of such even of default for failure to pay such utility charges and Tenant s failure to cure said default within 3 days of the delivery of such notice, Landlord may terminate this Lease.

  7. Construction, Delivery, and
  Condition

  (a) If delivery of possession of the Premises to Tenant is delayed beyond the anticipated Commencement Date because of a delay in the completion of construction of the Premises by Landlord or because of a failure of an existing tenant to surrender possession of the Premises to Landlord, then this Lease shall remain in full force and effect, Landlord shall not be liable to Tenant for any damage occasioned by delay, and the Commencement Date shall be changed to the date actual delivery of possession to Tenant is tendered. Notwithstanding the foregoing, if tender of possession is delayed more than 120 days after the anticipated Commencement Date as set forth in Article 1(a), Tenant, by written notice to Landlord, may terminate this Lease prior to taking possession, and upon such termination any Security Deposit shall be refunded and both Landlord and Tenant shall be released of all further obligation hereunder.

  (b)  Tenant accepts the Premises AS IS, acknowledges that
  Landlord has made no representations or warranties with respect thereto and is relying solely upon Tenant s own independent factual, physical and legal investigation, tests and studies. No Improvements shall be constructed until approved plans and specifications have been attached to this Lease or otherwise accepted by both Landlord and Tenant. Landlord will have final approval of all Improvements.

  (c)  All Work shall be performed by licensed, bondable
  Contractors (defined below) approved in writing by Landlord, whose approval shall not be unreasonably withheld. The term Contractor as used herein includes subcontractors or other persons hired or retained by Tenant to construct improvements in the Premises. No Work shall be commenced until Landlord shall first have received from Tenant or its contractor a labor and materials payment bond issued by a responsible surety in form reasonably satisfactory to Landlord insuring that no mechanic's lien may be asserted against the Premises or the Center in connection with the Work. Landlord may post signs of non-responsibility around the Premises.

  (d) Tenant shall have no right to enter the Premises and/or to perform the Work prior to the Commencement Date, without Landlord's written consent. If Landlord does so consent, Tenant shall comply with directions of the Landlord and shall not interfere with any of Landlord's construction activities. Any work performed by Tenant, or any fixtures, furnishings, equipment and other personal property moved onto the Premises, shall be at Tenant's own risk. Neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's work or property excepting damage or destruction occasioned by Landlord's own gross negligence. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against claims made with respect to injuries to persons or damage or destruction of property of other persons moved onto the Premises prior to the Commencement Date.

  (e) Landlord has no obligation to design or construct improvements or to make alterations in the Premises.

  (f) Upon the expiration or earlier termination of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall, upon demand by the Landlord, at Landlord's option, at the Tenant's sole expense, forthwith remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith at its sole cost and expense, repair any damage to the Premises caused by such removal and restore the Premises to a condition reasonably comparable to their condition at the commencement of the Lease. If not so demanded by the Landlord, then any alterations, additions or improvements to the Premises, including signs, but not including movable furniture and trade fixtures, shall at the expiration or earlier termination of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, become a part of the realty and belong to Landlord.

            8. Repair and Maintenance

  (a) Tenant shall, at Tenant s sole cost and expense, as of the Commencement Date maintain the Premises and the improvements thereon (including without limitation all heating, air conditioning, ventilation, electrical and plumbing systems serving the Premises, all signs, locks, doors and door frames), in good condition and repair. All exterior and interior glass in the Premises shall be maintained by Tenant and any glass broken shall be promptly replaced by Tenant at its expense with glass of the same kind, size and quality. If Tenant does not do so, Landlord may, but need not, make any such repairs and replacements, and Tenant shall pay Landlord the cost upon demand. Tenant hereby waives all right, if any, to make repairs at the expense of Landlord.

  (b) Subject to the provisions of Article 7, Landlord shall repair and maintain the Common Areas, the roof and exterior of the Premises and all utility lines below grade or in the Common Areas. Landlord shall not be responsible to make any repairs or perform any maintenance unless written notice of the need for such repairs or maintenance is given by Tenant and Landlord determines, in good faith, that such need does exist. Except in the case of a fire or casualty as provided in Article 13 or in the event of a business interruption caused solely by Landlord s gross negligence which exceeds 14 days, there shall be no abatement of Rent and no liability of Landlord by reason of any entry to the Premises, interruption of services or facilities, temporary closure of Common Areas, or interference with Tenant's business arising from the making of any repairs or maintenance.

  9. Alterations and Personal Property

  Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises, including signs, without the prior written consent of Landlord of which consent shall not be unreasonably withheld, but which shall not be required to be given until Landlord has actually received a copy of Tenant s building permit and plans (interior and exterior). Landlord may condition its consent upon provision of a payment bond, in amount and form reasonably satisfactory to Landlord, covering the work to be done by Tenant's contractor. Tenant shall not install any antenna, satellite dish or other fixture or equipment on the roof or in the Common Areas. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, they shall be made by Tenant at Tenant's sole cost and expense and any contractor or person selected by Tenant to perform the work must first be approved in writing by Landlord. Tenant shall not permit any mechanic's or materialmen's lien to stand against the Premises for any labor or materials provided to the Premises by any contractor or other person hired or retained by Tenant. Tenant shall cause any such lien to be discharged (by bonding or otherwise) within ten days after demand by Landlord, and if it is not discharged within ten days, Landlord may, in addition to all other remedies for an event of default, pay or otherwise discharge the lien and immediately recover all amounts so expended from Tenant as Rent. Upon the expiration or earlier termination of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall, upon demand by Landlord, at Landlord's option, at Tenant's sole cost and expense, forthwith remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith at its sole cost and expense, repair any damage to the Premises caused by such removal and restore the Premises to a condition reasonably comparable to their condition at the commencement of the Lease. If not so demanded by Landlord, then any alterations, additions or improvements to the Premises, including signs, but not including movable furniture and trade fixtures, shall, upon the expiration or earlier termination of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, become a part of the realty and belong to Landlord.

  10. Certain Rights Reserved by
  Landlord

  Landlord shall have the right:

  (i)  To change the Center's name or street address;

  (ii) To enter the Premises either personally or by designated representative at all reasonable times during normal business hours or other hours with prior notification for the purpose of examining or inspecting the same, showing the same to prospective purchasers or lessees, or performing any repairs, construction or alteration in relation to the Center or which is Landlord's responsibility under this Lease. Landlord shall be permitted to do any of the above without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall provide Landlord with a key to the Premises for purposes of emergency entry by Landlord or its agents. Use of this key is to be restricted to emergency situations or as permitted by Tenant hereunder.

  (iii) To grant to anyone the exclusive right to conduct any business or render any service in or to the Center, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted under Article 4.

  None of the rights specified above shall be construed or otherwise considered as a waiver of any rights Landlord may have under this Lease, at law or in equity or otherwise.

  11. Damage to Property; Injury to Persons;
  Insurance; Indemnity

  (a) Tenant shall defend, indemnify and hold Landlord harmless, regardless of fault or negligence which is imputed to Landlord as the owner of Center, from any and all claims costs, liability, damage or expense, including reasonable attorneys' fees, for any death, damage or injury to persons or property occurring on the Premises and resulting in whole or in part from (i) any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Tenant contained in this Lease, (ii) any act, omission or condition for which Tenant is solely responsible under the Lease, (iii) any work of construction, improvement or demolition controlled by or subject to the control of Tenant, (iv) the negligence of Tenant, its agents, employees or contractors, (v) Tenant's use or occupancy of the Premises, (vi) the conduct of its business, (vii) from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or (viii) from the condition of the Premises. Tenant shall further defend, indemnify and hold Landlord harmless from any and all claims arising in whole or in part from any breach or default in the performance of this Lease by Tenant, and/or arising in whole or in part from any act of Tenant, or of its agents or employees, and from all costs, attorneys' fees, expenses and liabilities incurred directly or indirectly as a result of any such act and/or claim. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises from any cause, and Tenant hereby waives all claims in respect thereto against Landlord. Landlord shall in no event be liable for loss of or damage to any property by vandalism, theft or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of any building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness, or from the elements or any other cause whatsoever. Landlord shall not be liable for interference with the natural light. Tenant shall give immediate notice to Landlord of any fire, accident or defect discovered with the Premises or the building of which the Premises are a part. Tenant acknowledges that it can protect itself against some or all of the foregoing risks by procuring appropriate insurance. Tenant's indemnification obligations shall survive the expiration or earlier termination of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise.

  (b) Tenant shall, at Tenant s sole cost and expense, as of the Commencement Date maintain fire and extended coverage insurance throughout the term of this Lease in an amount equal to one hundred percent of the replacement value of Tenant's fixtures, furnishings, equipment and other personal property located on the Premises, together with such other insurance as may be required by Landlord's lender or by any government agency. All proceeds of Tenant's policy of fire and extended coverage insurance shall be payable to Tenant, and all proceeds of policies of insurance procured by Landlord shall be payable to Landlord. Tenant hereby waives any right of recovery from Landlord and Landlord hereby waives any right of recovery from Tenant for any loss or damage (including consequential loss) resulting from any of the perils insured against in the insurance policies required to be maintained hereunder. During the Term, Tenant shall, at Tenant's sole cost and expense, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the Premises. The limitation of liability of such insurance shall be not less than Two Million Dollars in respect to injury or death of one person and to the limit of not less than Two Million Dollars in respect to any one accident and to the limit of not less than Five Hundred Thousand Dollars in respect to property damage. All of Tenant's policies of liability insurance shall be obtained by Tenant in an "occurrence" form and shall name Landlord as an additional insured or loss payee, as appropriate. All policies of insurance or copies thereof required to be carried by Tenant under this Article
  12 shall be delivered to Landlord prior to the Commencement Date and thereafter at least thirty days prior to the expiration of the then current policies. Each policy shall contain an endorsement prohibiting cancellation or non-renewal without at least 30 days prior notice to Landlord.

              12. Fire and Casualty

  If the Premises are wholly or partially destroyed or damaged by fire or other casualty, Landlord shall restore the Premises with reasonable diligence; provided, however, that Landlord shall have no obligation to restore improvements not originally provided by Landlord or to replace any of Tenant's fixtures, furnishings, equipment or personal property; and provided further that Landlord need not commence repairs until insurance proceeds are available and are released in a sufficient amount for such purpose by any lender holding a lien on all or part of the Center. Proceeds of insurance payable with respect to a fire or other casualty shall be received and held by Landlord. Notwithstanding the foregoing, in the event the Premises are destroyed or damaged by any fire or casualty to the extent of not less than twenty-five percent of the replacement cost thereof, or if the fire or casualty occurs within the last three years of the Term, then Landlord shall have the option to terminate this Lease by giving notice to Tenant within sixty days after the occurrence of such damage or destruction, in which case Landlord shall retain all insurance proceeds with respect to the Premises as its own property and shall not be required to spend any more on the restoration than the amount of proceeds actually received by Landlord. If Landlord does not terminate this Lease as provided above, this Lease shall continue in full force and effect, but Minimum Annual Rent shall equitably abate until the restoration is substantially complete. However, in the event it is determined that Tenant's ability to continuously operate and conduct business on the Premises is not hindered, then Minimum Annual Rent shall abate in proportion to the Premises under restoration. The provisions of this Lease shall govern when this Lease shall be terminable as a result of a fire or casualty, and no other rule or statute on the subject shall apply.

     13. Condemnation

  In the event the entire Premises shall be appropriated or taken under the power of eminent domain, this Lease shall terminate and expire as of the date of such taking. In the event more than twenty-five percent of the Premises is taken under the power of eminent domain, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises upon giving notice in writing of such election within thirty days after receipt by Tenant from Landlord of written notice that the Premises have been so appropriated or taken. If neither Landlord nor Tenant elects to so terminate this Lease, or in the event less than twenty-five percent of the Premises shall be appropriated under the power of eminent domain by any public or quasi-public authority, and the remainder thereof is an undivided parcel of property, then Landlord shall restore the Premises to the extent practicable to their condition prior to the taking, provided that no such restoration need commence until the condemnation proceeds are available and released in a sufficient amount for such purpose by any lender holding a lien on all or part of the Center and further provided that Landlord shall not be required to spend more than the condemnation proceeds actually received by Landlord, and thereafter the Minimum Annual Rent shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. All awards or compensation for any taking of any part of the Premises, whether payable to Landlord or Tenant, shall be the sole property of Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to receive any portion of an award of compensation relating to damage to or loss of trade fixtures or other personal property belonging to Tenant, and Landlord shall be under no obligation to restore or replace Tenant's furnishings, fixtures, equipment and personal property. For the purposes of this Article 14, a voluntary sale or conveyance in lieu of condemnation shall be deemed an appropriation or a taking under the power of eminent domain.

  14. Assignment and Subletting; Sale by
  Landlord

  (a)  Tenant shall not, either voluntarily or by operation
  of law, assign, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees (individually, a Transfer ), without the Landlord's prior written consent ("Transfer Notice") which shall not be unreasonably
  withheld.   However, Tenant may, without Landlord's prior approval,
  sublet the Premises to Pinnacle Inn at The Citadel, LLC. Landlord shall be under no obligation to give or withhold consent until after all information reasonably required by Landlord with respect to the identity, background, experience and financial worth of the proposed assignee, transferee, or subtenant (the Transferee ) has been provided. No hypothecation, assignment, sublease or other transfer to which Landlord has consented shall be effective for any purpose until such time as fully executed documents of such transaction have been provided to Landlord, and, in the case of an assignment, the assignee has attorned directly to Landlord, and in the case of a sublease, the sublessee has acknowledged that the sublease is subject to all of the terms and conditions of this Lease. Any assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by Landlord and shall, at the option of Landlord, terminate this Lease. Any differing of use or extension of use by Tenant or any Transferee will, at the option of Landlord terminate this Lease. The consent by Landlord to an assignment or subletting shall not relieve Tenant from obtaining the express written consent of Landlord to any further assignment or subletting or release Tenant from any liability or obligation hereunder, whether or not then accrued. Except as provided in this Article, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties.

  (b) In the event of a sale or conveyance by Landlord of the Premises, Landlord shall be relieved of all future liability upon any of the covenants or conditions, express or implied, in favor of Tenant, and Tenant shall look solely to Landlord's successor in interest. This Lease shall not be affected by any sale, and Tenant shall attorn to the successor in interest. If any Security Deposit has been made by Tenant, the successor in interest shall be obligated to return it in accordance with the terms hereof and Landlord shall be discharged from any further liability in reference thereto.

  (c) If any rent of other monetary payment due under the terms of this Lease is made by check wherein the payor is other than the Tenant herein, acceptance thereof shall in no way constitute acceptance by Landlord of any assignment or subletting. Any assignment or subletting must comply with the conditions of this
  Article 15.

  15. Estoppel Certificate

  (a) Tenant shall at any time and from time to time upon not less than ten days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed; and (iii) certifying such other matters relating to this Lease as Landlord may reasonably request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

       (b) Tenant's failure to deliver a statement within the time prescribed by Landlord in its request for same shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

   16. Landlord's Remedies

  (a)  The following shall constitute events of default:

  (i) Tenant's failure to pay any amount due under
  Article 2, Article 5(b) or Article 7 of this Lease within 5 days of when due, or Tenants failure to pay any other amount due under this Lease within 5 days after notice from Landlord.

  (ii) Tenant's failure to execute, acknowledge and return an estoppel certificate under Article 16 or a subordination agreement under Article 19, within ten days after request.

  (iii) Tenant's failure to perform any other obligation under this Lease within fifteen days after notice of nonperformance; provided, however, that if the breach is of such a nature that it can be cured but it cannot be cured within fifteen days, Tenant shall be deemed to have cured if cure is commenced promptly and diligently pursued to completion with completion accomplished within 30 days of the original notice of nonperformance; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances.

  (iv) Tenant vacates, abandons, or otherwise ceases to operate the Premises on a continuing basis except temporary absence, excused by Landlord in its sole discretion, by reason of fire, casualty, or other cause wholly beyond Tenant's control.

  (v) Any goods, chattels or equipment of Tenant are taken in execution or in attachment or if a writ of execution is issued against Tenant or if Tenant or any guarantor becomes insolvent or files a petition under the Bankruptcy Act or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of Tenant or any guarantor (provided, however, that in the case of involuntary proceedings, Tenant shall have 60 days to cause them to be dismissed), or if Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises other than in the normal course of its business.

  (b) Upon the occurrence of an event of default, Landlord, at any time thereafter without further notice or demand, may, in addition to all of its rights and remedies at law and/or at equity, exercise any one or more of the following remedies concurrently or in succession, all of which shall be cumulative:

  (i) Terminate Tenant's right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

  (ii) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages.
  In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting during the remaining Term. In no event shall Tenant be entitled to receive any amount representing the excess of avails of reletting over amounts payable hereunder.

  (iii) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest.

  (iv) Enforce the statutory landlord's lien on Tenant's property.

  (v) Recover all reasonable attorneys' fees incurred by Landlord in connection with enforcing this Lease, recovering possession and collecting amounts owned.

  (vi) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus 20% for special handling, supervision, and overhead.

  (vii) Terminate this Lease by giving written notice of such intention to terminate. In the event that Landlord elects to terminate this Lease, then Landlord may recover from Tenant:

  (a) All unpaid Rent owed by Tenant as of the
  date of termination;                          plus
                   (b) All Rent which would have been payable by Tenant under this Lease but for its termination until the time of award; plus
    (c) All Rent under the Lease for the balance
    of the Term after the time of award; plus
  (d) All other damages incurred by Landlord as
  a result of Tenant s                    default.
            default.
       Although defined elsewhere, the parties acknowledge that the term Rent shall be deemed to be and mean the Annual Minimum Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

  (viii) Pursue other remedies available at law or in equity.

  (c) Upon a termination of Tenant's right to possession, whether or not this Lease is terminated, subtenancies and other rights of persons claiming under or through Tenant: (i) shall be terminated or (ii) Tenant's interest shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

         17. Notices

  All notices to be given by one party to the other under this Lease shall be in writing, mailed or hand-delivered to each at the address to the individual, set forth at the end of this Lease or at a changed address if notice of the change is given to the other party in writing. In the case of notice to Tenant after Tenant takes possession of the Premises, notice shall be sufficient if mailed or delivered to the address of the Premises. Mailed notices shall be sent by United States certified or registered mail, postage prepaid. Such notices shall be deemed to have been given upon posting in the United States mail. Actual notice shall be no substitute for written notice under any provision of this Lease.

      18. Subordination

  Landlord expressly reserves the right at any time to place ground leases, liens and encumbrances on and against the Premises and the Center (collectively, the Title Matters ), superior in lien and effect to this Lease and the estate created hereby. Tenant acknowledges that there may currently exist any such Title Matters which are superior in lien and effect to this Lease and the estate created hereby. This provision shall be self-operative, but Tenant shall nevertheless execute upon request subordination agreements presented by Landlord to confirm the superiority of the Title Matters.

            19.  Authority to Execute

  Any individual executing this Lease on behalf of or as a representative for a corporation or other person, firm, partnership or entity represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said corporation, person, firm, partnership or other entity and that this Lease is binding upon said entity in accordance with its terms. If Tenant is a corporation, Tenant shall deliver to Landlord within fifteen days after the execution hereof a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution and delivery of this Lease by the individuals executing and delivering same on behalf of Tenant.

                   20.  Brokers

  Landlord and Tenant each covenant that they have not dealt with any real estate broker or finder with respect to this Lease and each party shall hold the other party harmless from all damages, claims, liabilities or expenses, including reasonable and actual attorneys' fees (through all levels of proceedings), resulting from any claims that may be asserted against the other party by any real estate broker or finder with whom the indemnifying party either has or is purported to have dealt.

                 21. Arbitration

          All controversies, disputes or claims arising between Landlord and Tenant in connection with, arising from, or with respect to this Lease or any agreement related to this Lease between the parties shall be submitted for binding arbitration in accordance with rules of the American Arbitration Association or any successor thereof. Arbitration shall be conducted solely on an individual, not a class-wise basis, unless all parties so agree. Venue of such arbitration shall be set in Maricopa County, Arizona. Each party shall select one arbitrator (who shall not be counsel for the party) and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within ten (10) days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within twenty (20) days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding, final and non-appealable and shall be entered in a court of competent jurisdiction. The award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction including, without limitation, an award of damages and/or injunctive relief, and the costs of the arbitration, including the reasonable fees of the arbitrators and reasonable attorney s fees. All issues relating to the arbitrability or the enforcement of the agreement to arbitrate contained herein shall be
  governed by the Federal Arbitration Act (9 U.S.C.   1 et. seq.) and
  the Federal Common Law of Arbitration.

       22. Americans with Disabilities Act

  Landlord and Tenant hereby acknowledge that the Americans with Disabilities Act (the ADA ) may affect Tenant s use and occupancy of the Premises and requires Tenant to modify or alter the design, layout or other physical elements of the interior of the Premises or provide auxiliary services in connection with its business operations. Tenant shall comply in all respects with the requirement of the ADA as it affects Tenant s use and occupancy of the Premises throughout the Term, and Tenant acknowledges that, notwithstanding any modifications to the Common Areas which may be made by Landlord in order to conform such areas with the requirements of the ADA, Landlord makes no representation or warranties regarding the compliance of the Premises of the Center with the ADA, nor shall Landlord have any obligations or liabilities to Tenant to construct any modifications or alterations to the interior of the Premises in order to comply with the ADA.

             23. General Provisions

  (a) This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so if such inability or delay is caused by reason of any strike, lockout, civil commotion, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, Act of God or other cause beyond the control of the Landlord.

       (b) Landlord shall have the right to, from time to time, make rules and regulations for the Center and its operations. Tenant and its officers, agents, and employees, agree to comply with the rules and regulations established by Landlord and with such modifications and additions as Landlord may hereafter make for the Center. Any violation of the rules and regulations shall constitute a material breach of this Lease.

       (c) The article captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision. The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires or indicates.

  (d) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

  (e) Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligations of Landlord shall arise until this instrument is signed and delivered by authorized officers of Landlord and Tenant.

  (f) No rights to light or air over any property, whether belonging to Landlord or any other persons, are granted to Tenant by this Lease.

  (g) No waiver by Landlord of any provisions of this Lease or any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agent during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

       (h)  Time is of the essence of this Lease.

  (i) All exhibits attached hereto are incorporated herein by this reference.

  (j) The parties hereto agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. This Lease is the result of negotiations between Landlord and Tenant, who each had the opportunity to obtain legal advice regarding the same. This Lease shall not be construed for or against Landlord or Tenant on the basis of which party physically served as scrivener of this Lease.

  (k) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, partnership, joint venture, or any other association between Landlord and Tenant other than the landlord-tenant relationship described herein.

  (l) In the event either party shall commence or be required to defend any action or proceeding against any other party by reason of any breach or claimed breach of any provision of this Lease, to commence or defend any action or proceeding in any way connected with this Lease or to seek a judicial declaration of rights under this Lease, the party prevailing in such action or proceeding shall be entitled to recover from or to be reimbursed by the other party for the prevailing party's reasonable attorneys' fees and costs through all levels of proceedings.

  (m) If any provision of this Lease or the application thereof to any person or circumstance shall be deemed invalid or unenforceable, the remainder of this Lease and its application to other persons or circumstances shall not be affected by such partial invalidity but shall be enforced to the fullest extent permitted by law as though such invalid or unenforceable provision was never a part hereof.

  (n) This Lease shall be construed in accordance with the laws of the State of Arizona without regard to its principles of choice of law, and the parties agree that jurisdiction for all actions hereunder shall lie therein.

  (o) This Lease shall be governed by the laws of the State of Arizona.

  LANDLORD:                              ADDRESS:

  Pinnacle Citadel, L.L.C., an          23733 N. Scottsdale Road
  Arizona limited liability company     Scottsdale, Arizona 85255


  By:  Prime Pinnacle Peak Properties,
  Inc., an Arizona corporation,
  Its Managing Member


  By: /s/ Harvey Acridge
  -------------------------------
  Harvey Acridge, General Manager




  TENANT:                            ADDRESS:


  Giant Industries Arizona, Inc.    23733 N. Scottsdale Road
  an Arizona corporation            Scottsdale, AZ 85255

  By: /s/ James E. Acridge
  ----------------------------------
        James E. Acridge

  Its: CEO
  ----------------------------------